Exhibit 16

LETTERHEAD OF GRANT THORNTON, LLP

July 30, 2003

Securities and Exchange Commission

Washington, D.C., 20549

Re:	SI Technologies, Inc.
File	No. 0-12370

Dear Sir or Madam:

We have read Item 4 of the Form 8-K/A of SI Technologies, Inc. dated July 30, 2003, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP